Exhibit 99.1

The ONE Group Reports Second Quarter 2021 Financial Results

The Company Reports All-Time Record for Quarterly Revenue

Domestic Same Store Sales Increase 38.0% vs. 2019 for the Second Quarter and 59.5% vs. 2019 for the month of July

Denver, CO – (BUSINESS WIRE) – August 10, 2021 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 30, 2021.

Financial highlights for the second quarter compared to the same period last year are as follows:

●	Total GAAP revenues increased 324.6% to $70.8 million from $16.7 million.
●	GAAP net income attributable to The ONE Group was $13.8 million or $0.41 net income per share ($0.19 adjusted net income per share)****, compared to GAAP net loss of $2.9 million, or $0.10 net loss per share ($0.08 adjusted net loss per share)****. GAAP net income attributable to The ONE Group during the second quarter 2021 included $1.1 million of incremental costs related to COVID-19.
●	Adjusted EBITDA** increased to $12.9 million, a quarterly record, from a loss of $0.8 million.

Sales highlights for the second quarter and July 2021 compared to the same periods in 2019 are as follows:

●	Consolidated comparable sales* increased 38.0% for the quarter and 59.5% for the month of July.
●	Comparable sales* for STK increased 54.3% for the quarter and 92.8% for the month of July.
●	Comparable sales* for Kona Grill increased 23.0% for the quarter and 31.9% for the month of July.

“We strengthened our leadership position in the high-end and polished casual segments by delivering another quarter of outstanding financial results for our shareholders. During the second quarter, we experienced a significant sales increase compared to both 2020 and 2019. Guests were eager to join us for VIBE dining experiences and drove our average weekly volumes in the quarter to $288,000 and $103,000 for STK and Kona Grill respectively. We leveraged our top-line momentum into record restaurant level operating profit and adjusted EBITDA. The combination of our strong underlying business fundamentals, level of execution and robust pipeline of development opportunities, including new Kona Grill locations, drive our continued confidence in our growth going forward,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

Hilario continued, “We are pleased to have opened six exciting new venues so far this year and they are performing at or above expectations. We intend to open a total of 13 new STK and F&B venues in 2021 and 2022, and we view ourselves as having a long-term addressable market of at least 200 STK restaurants globally and at least 200 Kona Grill restaurants domestically with an initial growth target of three to five Kona Grills per year.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenue from our owned and managed locations. Two-year comparable sales relate to the comparison of comparable sales for the period of 4/1/2021 through 6/30/2021 to the period of 4/1/2019 through 6/30/2019 and for the period of 7/1/2021 through 7/31/2021 to the period of 7/1/2019 through 7/31/2019. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions; the Company has presented two-year comparable sales to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has begun to recover lost sales.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income in this release.

Second Quarter 2021 Financial Results

Total GAAP revenues increased 324.6% to $70.8 million in the second quarter of 2021 from $16.7 million in the second quarter of 2020.

Total owned restaurant net revenues increased 310.5% to $67.8 million in the second quarter of 2021 from $16.5 million in the second quarter of 2020. The increase was primarily attributable to strong sales momentum as state and local governments eased seating capacity restrictions in the markets in which the Company operates coupled with strong execution of the Company’s sales initiatives. Consolidated comparable restaurant sales* increased 324.1% in the second quarter of 2021 from the second quarter of 2020 and 38.0% from the second quarter of 2019.

Management, license and incentive fee revenues increased $2.8 million to $2.9 million in the second quarter of 2021 compared to $0.1 million in the second quarter of 2020. The increase was the result of local governments easing seating capacity restrictions in the markets in which we operate, coupled with the opening of STK Scottsdale in January, STK Los Cabos Airport in May, and two managed F&B venues in May.

Restaurant Operating Profit*** was $15.3 million, or 22.6% of Company-owned restaurant net revenues, in the second quarter of 2021 compared to $0.3 million, or 1.9% of Company-owned restaurant net revenues, in the second quarter of 2020. The improvement was primarily driven by higher sales and strong management of operating costs coupled with menu development and optimization as restaurants re-opened.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the second quarter of 2021 was $13.8 million, or $0.41 per share, compared to GAAP net loss of $2.9 million, or $0.10 net loss per share, in the second quarter of 2020. Second quarter 2021 net income included an $8.6 million gain on CARES Act Loan forgiveness offset by $1.1 million of incremental costs related to COVID-19.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the second quarter of 2021 was $6.4 million, or $0.19 per share, compared to adjusted net loss of $2.4 million, or $0.08 net loss per share, in the second quarter of 2020.

Adjusted EBITDA** increased to $12.9 million in the second quarter of 2021 from a loss of $0.8 million in the second quarter of 2020.

As of June 30, 2021, the Company had $41.4 million in cash and cash equivalents, $47.2 million in term loan debt, and $10.7 million available on its revolving credit facility, subject to restrictions.

In June 2021, the Company was notified that the Small Business Administration (SBA) had forgiven the CARES Act Loan for Kona Grill Acquisition, LLC in its entirety. As a result, the Company recognized an $8.6 million gain on CARES Act Loan forgiveness for the three months ended June 30, 2021. Subsequently, in July 2021, the Company was notified that the SBA had forgiven the CARES Act Loan for The ONE Group, LLC in its entirety. As a result, all CARES Act Loans have been forgiven.

On August 6, 2021, the Company amended its credit agreement with Goldman Sachs Bank USA. The amended agreement provides for a lower interest rate, additional flexibility and extends the maturity date for both the term loan and revolving credit facility by five years to August 2026. The amendment provides for a secured revolving credit facility of $12.0 million and a $25.0 million term loan. Other key modifications include the removal of restrictions for capital expenditures and the number of new Company-owned locations and the removal of all financial covenants except a maximum leverage ratio of 2.00 to 1.00.

***Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Restaurant Operating Profit to Operating income (Loss) in this release.

****Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, one-time stock-based compensation and the income tax effect of the adjustment. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted Net Income to Net Income (Loss) in this release.

2021-2022 Restaurant Development

The Company intends to open thirteen new STK and F&B venues in 2021 and 2022. There is currently one Company-owned STK restaurant (Dallas, TX) and one managed STK restaurant (Stratford, UK) under development.

Location	Type	Opening Date
STK Scottsdale	Domestic Managed STK	January 4, 2021
STK Los Cabos Airport – Mexico	International Licensed STK	May 1, 2021
Bao Yum – London – Westminster, UK	Food & Beverage Managed Venue	May 4, 2021
Curio Hotel – London – Westminster, UK	Food & Beverage Managed Venue	May 4, 2021
STK London – Westminster, UK	International Managed STK	June 4, 2021
STK Bellevue	Domestic Company STK	July 21, 2021

In addition, The ONE Group has identified its first new Company-owned location for Kona Grill in a high-profile suburb of Salt Lake City, Utah. The Company’s initial target will be to develop three to five Kona Grills per year.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-317-6026. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 10159460. The replay will be available until August 24, 2021.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 23 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 12 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to re-hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent

(203) 682-8276

Kate.OttavioKent@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except earnings per share and related share information)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenues:
Owned restaurant net revenue	$67,848	$16,529	$117,016	$55,086
Management, license and incentive fee revenue	2,912	135	4,226	2,297
Total revenues	70,760	16,664	121,242	57,383
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	17,191	4,174	29,192	14,287
Owned restaurant operating expenses	35,336	12,038	63,242	38,537
Total owned operating expenses	52,527	16,212	92,434	52,824
General and administrative (including stock-based compensation of $1,137, $482, $2,159, and $820 for the three and six months ended June 30, 2021 and 2020, respectively)	6,139	2,438	11,313	5,835
Depreciation and amortization	2,495	2,510	5,194	4,950
COVID-19 related expenses	1,088	695	2,645	2,043
Agreement restructuring expenses	494	—	494	—
Pre-opening expenses	154	—	255	—
Lease termination expenses	107	89	294	268
Transaction costs	—	14	—	1,109
Other income, net	—	(11)	—	(12)
Total costs and expenses	63,004	21,947	112,629	67,017
Operating income (loss)	7,756	(5,283)	8,613	(9,634)
Other (income) expenses, net:
Interest expense, net of interest income	1,235	1,195	2,481	2,370
Gain on CARES Act Loan forgiveness	(8,561)	—	(8,561)	—
Total other (income) expenses, net	(7,326)	1,195	(6,080)	2,370
Income (loss) before provision (benefit) for income taxes	15,082	(6,478)	14,693	(12,004)
Provision (benefit) for income taxes	973	(3,228)	644	(3,881)
Net income (loss)	14,109	(3,250)	14,049	(8,123)
Less: net income (loss) attributable to noncontrolling interest	273	(378)	143	(652)
Net income (loss) attributable to The One Group Hospitality, Inc.	$13,836	$(2,872)	$13,906	$(7,471)

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) per share	$0.44	$(0.10)	$0.46	$(0.26)
Diluted net income (loss) per share	$0.41	$(0.10)	$0.41	$(0.26)

Shares used in computing basic income (loss) per share	31,248,677	28,907,568	30,239,364	28,778,544
Shares used in computing diluted income (loss) per share	34,028,735	28,907,568	33,683,652	28,778,544

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenues:
Owned restaurant net revenue	95.9%	99.2%	96.5%	96.0%
Management, license and incentive fee revenue	4.1%	0.8%	3.5%	4.0%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	25.3%	25.3%	24.9%	25.9%
Owned restaurant operating expenses (1)	52.1%	72.8%	54.0%	70.0%
Total owned operating expenses (1)	77.4%	98.1%	79.0%	95.8%
General and administrative (including stock-based compensation of 1.6% and 2.9% and 1.8% and 1.4% for the three and six months ended June 30, 2021 and 2020, respectively)	8.7%	14.6%	9.3%	10.2%
Depreciation and amortization	3.5%	15.1%	4.3%	8.6%
COVID-19 related expenses	1.5%	4.2%	2.2%	3.6%
Agreement restructuring expenses	0.7%	—%	0.4%	—%
Pre-opening expenses	0.2%	—%	0.2%	—%
Lease termination expenses	0.2%	0.5%	0.2%	0.5%
Transaction costs	—%	0.1%	—%	1.9%
Other income, net	—%	(0.1)%	—%	—%
Total costs and expenses	89.0%	131.7%	92.9%	116.8%
Operating income (loss)	11.0%	(31.7)%	7.1%	(16.8)%
Other (income) expenses, net:
Interest expense, net of interest income	1.7%	7.2%	2.0%	4.1%
Gain on CARES Act Loan forgiveness	(12.1)%	—%	(7.1)%	—%
Total other (income) expenses, net	(10.4)%	7.2%	(5.0)%	4.1%
Income (loss) before provision (benefit) for income taxes	21.3%	(38.9)%	12.1%	(20.9)%
Provision (benefit) for income taxes	1.4%	(19.4)%	0.5%	(6.8)%
Net income (loss)	19.9%	(19.5)%	11.6%	(14.2)%
Less: net income (loss) attributable to noncontrolling interest	0.4%	(2.3)%	0.1%	(1.1)%
Net income (loss) attributable to The One Group Hospitality, Inc.	19.6%	(17.2)%	11.5%	(13.0)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	June 30,	December 31,
	2021	2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$41,407	$24,385
Accounts receivable	6,572	5,777
Inventory	2,671	2,490
Other current assets	1,558	1,348
Due from related parties	376	376
Total current assets	52,584	34,376

Property and equipment, net	68,659	67,344
Operating lease right-of-use assets	78,588	80,960
Deferred tax assets, net	13,106	13,226
Intangibles, net	15,893	16,313
Other assets	2,516	2,446
Security deposits	876	904
Total assets	$232,222	$215,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,826	$7,404
Accrued expenses	23,768	15,684
Deferred license revenue	109	207
Deferred gift card revenue and other	1,034	1,990
Current portion of operating lease liabilities	5,064	4,817
Current portion of CARES Act Loans	9,847	10,057
Current portion of long-term debt	507	588
Total current liabilities	50,155	40,747

Deferred license revenue, long-term	337	953
Operating lease liabilities, net of current portion	95,979	98,569
CARES Act Loans, net of current portion	—	8,257
Long-term debt, net of current portion	45,048	45,064
Total liabilities	191,519	193,590

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 31,865,775 and 29,083,183 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	51,414	46,538
Accumulated deficit	(6,810)	(20,716)
Accumulated other comprehensive loss	(2,656)	(2,646)
Total stockholders’ equity	41,951	23,179
Noncontrolling interests	(1,248)	(1,200)
Total equity	40,703	21,979
Total liabilities and equity	$232,222	$215,569

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income (Loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$67,848	$16,529	$117,016	$55,086
Management, license and incentive fee revenue	2,912	135	4,226	2,297
GAAP revenues	$70,760	$16,664	$121,242	$57,383

Food and beverage sales from managed units (1)	21,504	1,544	32,541	23,092

Total food and beverage sales at owned and managed units	$89,352	$18,073	$149,557	$78,178

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2019, 2020 and 2021:

	2019				2020				2021		2021 vs. 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q1	Q2
US STK Owned Restaurants	10.4%	7.8%	8.1%	7.6%	-12.9%	-79.7%	-20.6%	-16.4%	38.6%	715.0%	17.9%	66.5%
US STK Managed Restaurants	5.0%	3.6%	12.2%	12.6%	-12.5%	-85.3%	-31.9%	-32.2%	-19.5%	764.6%	-30.7%	26.8%
US STK Total Restaurants	8.6%	6.4%	9.3%	8.9%	-12.8%	-81.4%	-24.2%	-20.7%	20.8%	725.7%	1.9%	54.3%
Kona Grill Total Restaurants	—	—	—	3.9%	-15.5%	-52.8%	-7.3%	-8.0%	26.6%	160.6%	4.6%	23.0%
Combined Same Store Sales	8.6%	6.4%	9.3%	6.5%	-14.1%	-66.7%	-15.6%	-14.8%	23.5%	324.1%	3.3%	38.0%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$13,836	$(2,872)	$13,906	$(7,471)
Net income (loss) attributable to noncontrolling interest	273	(378)	143	(652)
Net income (loss)	14,109	(3,250)	14,049	(8,123)
Interest expense, net of interest income	1,235	1,195	2,481	2,370
Provision (benefit) for income taxes	973	(3,228)	644	(3,881)
Depreciation and amortization	2,495	2,510	5,194	4,950
EBITDA	18,812	(2,773)	22,368	(4,684)
COVID-19 related expenses	1,088	695	2,645	2,043
Agreement restructuring expenses	494	—	494	—
Transaction costs (1)	—	14	—	1,109
Stock-based compensation	1,137	482	2,159	820
Lease termination expense (2)	107	89	294	268
Non-cash rent expense (3)	(26)	74	(3)	210
Pre-opening expenses	154	—	255	—
Gain on CARES Act Loan forgiveness	(8,561)	—	(8,561)	—
Adjusted EBITDA	13,205	(1,419)	19,651	(234)
Adjusted EBITDA attributable to noncontrolling interest	333	(595)	281	(986)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$12,872	$(824)	$19,370	$752

(1)	Primarily transaction and integration costs incurred with the Kona Grill acquisition and subsequent integration activities.
(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income (loss) to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Operating income (loss) as reported	$7,756	$(5,283)	$8,613	$(9,634)
Management, license and incentive fee revenue	(2,912)	(135)	(4,226)	(2,297)
General and administrative	6,139	2,438	11,313	5,835
Depreciation and amortization	2,495	2,510	5,194	4,950
COVID-19 related expenses	1,088	695	2,645	2,043
Agreement restructuring expenses	494	—	494	—
Pre-opening expenses	154	—	255	—
Lease termination expense	107	89	294	268
Transaction costs	—	14	—	1,109
Other income, net	—	(11)	—	(12)
Restaurant operating profit	$15,321	$317	$24,582	$2,262

Restaurant operating profit as a percentage of owned restaurant net revenue	22.6%	1.9%	21.0%	4.1%

Restaurant operating profit by brand is as follows (in thousands):
	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
STK restaurant operating profit (Company owned)	9,672	(292)	15,149	915
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	27.4%	(7.1)%	25.8%	4.3%
Kona Grill restaurant operating profit	5,534	1,102	9,271	1,923
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	17.2%	8.9%	16.0%	5.8%

Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, one-time stock-based compensation and acceleration and the income tax effect of the adjustment.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$13,836	$(2,872)	$13,906	$(7,471)
Adjustments
Gain on CARES Act Loan forgiveness	(8,561)	—	(8,561)	—
COVID-19 related expenses	1,088	695	2,645	2,043
Accelerated stock compensation	—	—	485	—
Adjusted net income before income taxes	6,363	(2,177)	8,475	(5,428)
Income tax effect on adjustments(1)	892	(197)	622	(383)
Impact of excluding certain discrete income tax items	(800)	(4)	(1,077)	15
Adjusted net income (loss) attributable to The One Group Hospitality, Inc.	$6,455	$(2,378)	$8,020	$(5,796)

Adjusted net income per share: Basic	$0.21	$(0.08)	$0.27	$(0.20)
Adjusted net income per share: Diluted	$0.19	$(0.08)	$0.24	$(0.20)

Shares used in computing basic income (loss) per share	31,248,677	28,907,568	30,239,364	28,778,544
Shares used in computing diluted income (loss) per share	34,028,735	28,907,568	33,683,652	28,778,544

(1)	Reflects the tax expense associated with the adjustments for the three and six months ended June 30, 2021 and June 30, 2020. The Company uses its estimated effective tax rate for the current year and its actual effective tax rate for the previous year.